Registration No. 333-14809

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                             --------------------

                         Post-effective Amendment No.1
                            to Form S-1 on Form S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                             --------------------

                             CAL-MAINE FOODS, INC.
            (Exact Name of Registrant as Specified in its Charter)

                 Delaware                           64-0500378
        (State or Other Jurisdiction of             (I.R.S. Employer
        Incorporation or Organization)              Identification No.)

                             --------------------

             3320 Woodrow Wilson Drive, Jackson, Mississippi 39209
                                (601) 948-6813
         (Address, including Zip Code, and Telephone Number, Including
            Area Code, of Registrant's Principal Executive Offices)

                             --------------------

                                  Copies to:

           Stephen A. Zelnick, Esq.               Peter E. Panarites, Esq.
     Morse, Zelnick, Rose & Lander, LLP       Freedman, Levy, Kroll & Simonds
              450 Park Avenue                  1050 Connecticut Avenue, N.W.
         New York, New York 10022                        Suite 825
             (212) 838-1177                        Washington, D.C. 20036
          (212) 838-9190 (FAX)                        (202) 457-5105
                                                  (202) 457-5151 (FAX)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Post-Effective Amendment becomes effective.


     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

PROSPECTUS

                                220,000 SHARES

                             CAL-MAINE FOODS, INC.

                                 COMMON STOCK
                          (PAR VALUE $0.01 PER SHARE)

                    OFFERED BY CERTAIN SELLING STOCKHOLDERS

                             --------------------

     This Prospectus covers 220,000 shares of Common Stock, par value $0.01 per share (the "Common Stock"), of Cal-Maine Foods, Inc. ("Cal-Maine" or the "Company"), to be offered by the holders of warrants ("Warrants) issued by Cal-Maine to Paulson Investment Company, Inc. ("Paulson"), the representative ("Representative") of the several underwriters ("Underwriters") who purchased and publicly offered 2,530,000 shares of Common Stock in a public offering completed in January 1997. The 220,000 shares of Common Stock are issuable upon exercise of the Warrants and will be offered by Paulson, or certain of its affiliated transferees to whom Warrants have been assigned, as selling stockholders ("Selling Stockholders"). See "Selling Stockholders.

     The Company's Common Stock is traded on the NASDAQ National Market under the symbol "CALM." On December __, 1997, the closing sale price for the Common Stock was $_____ per share.

     The Company has been advised by the Selling Stockholders that the shares of Common Stock being offered may be sold by them from time to time through registered broker-dealers, or otherwise, as discussed under "Plan of Distribution." The net proceeds to the Selling Stockholders will be the proceeds received by them upon such sales less any brokerage commissions. The Company will not receive any of the proceeds from the sale of the shares.

     See "Risk Factors" on page ___ for information that should be considered by prospective investors.

   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
    AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISISON OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                       CONTRARY IS A CRIMINAL OFFENSE.

               The date of this Prospectus is December __, 1997.

                            ADDITIONAL INFORMATION


     The Company has filed with the Securities and Exchange Commission (the "Commission"), Washington, D.C., a Registration Statement under the Securities Act of 1933 (the "Securities Act") with respect to the shares of Common Stock being offered by this Prospectus. This Prospectus does not contain all of the information set forth in the Registration Statement, certain portions of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is made to the Registration Statement.

     The Company is subject to the information and reporting requirements of the Securities Exchange Act of 1934 (the "Exchange Act"), and in accordance therewith files reports and other information with the Commission. The Registration Statement, the reports, proxy statements and other information filed by the Company with the Commission in accordance with the Exchange Act can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and should also be available for inspection and copying at the following regional offices of the Commission: 7 World Trade Center, Suite 1300, New York, New York 10007; and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site that contains registration statements, reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the site is http://www.sec.gov.

                      DOCUMENTS INCORPORATED BY REFERENCE

     The following  documents  filed by the Company with the Commission  (File
No.  0-04892)   pursuant  to  Section  13  of  the  Exchange  Act  are  hereby incorporated by reference in this Prospectus:

     1.    Annual Report on Form 10-K for the fiscal year ended May 31, 1997.

     2.    Quarterly  Report on Form 10-Q for the  quarter  ended  August  30,
           1997.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Common Stock hereunder will be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Prospectus to the extent any statement contained in this Prospectus or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or superseded such statement. Any such statements so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person, to whom a copy of this Prospectus is delivered, upon the written or oral request of any such person, a copy of the documents described above (other than exhibits). Requests for such copy should be directed to Cal-Maine Foods, Inc., 3320 Woodrow Wilson Drive, Jackson, Mississippi 39209; Attention: Ms. Delores McMillin, Investor Relations (601-948-6813).

                                 RISK FACTORS

     In evaluating the Company and its business, prospective investors should carefully consider the following risk factors in addition to the other information contained or incorporated by reference herein. The forward-looking statements included or incorporated by reference herein involve risks and uncertainties and the Company's actual experience may be materially different. Future operating results may, for example, be affected by various trends and factors which are beyond the Company's control. These include adverse changes in shell egg prices and in the grain markets. Other factors include, but are not limited to, future events that have the effect of reducing the Company's available cash balances, such as unanticipated operating losses or capital expenditures related to possible future acquisitions. Undue reliance should not be placed on forward-looking statements, which reflect management's current analysis only. Past trends should not be used to anticipate future results and trends. Further, the Company's prior performance should not be presumed to be an indication of future performance.

VOLATILITY  OF  WHOLESALE  SHELL EGG  MARKET  PRICES AND FEED COSTS AND EFFECT
THEREOF

     The Company's operating income or loss is significantly affected by wholesale shell egg market prices, which fluctuate widely. Although the Company can take certain short-term steps to mitigate the adverse effect of low shell egg market prices, fluctuations in egg prices are outside of the Company's control. The pricing of shell eggs is affected by an inelasticity of demand, in connection with which small increases in production or decreases in demand can have a large adverse effect on prices and vice-versa.

     Feed cost represents the largest element of the Company's farm egg production cost, ranging from 56% to 64% of total cost in the last five fiscal years, or an average of approximately 60%. Although feed ingredients are available from a number of sources, Cal-Maine has little, if any, control over the prices of the ingredients it purchases, which are affected by various demand and supply factors. Increases in feed costs not accompanied by increases in the selling price of eggs can have a material adverse effect on the results of the Company's operations. However, higher feed costs may encourage producers to reduce production, possibly resulting in higher egg prices. Alternatively, low feed costs can encourage industry overproduction, possibly resulting in lower egg prices. Historically, the Company has tended to have higher profit margins when feed costs are higher. However, this may not be the case in the future.

EXPANSION RISKS

     The Company proposes to continue a growth strategy calling for the acquisition of other companies engaged in the production and sale of shell eggs and egg products. Federal anti-trust laws require regulatory approval of acquisitions that exceed certain threshold levels of significance. The Company also is subject to federal and state laws generally prohibiting anti-competitive conduct. Because the shell egg production and distribution industry is so fragmented, the Company believes that its sales of shell eggs during its last fiscal year represented only approximately 7.5% of domestic egg sales notwithstanding that it is the largest producer and distributor of shell eggs in the United States based on independently prepared industry statistics. Accordingly, the Company believes that regulatory approval of any future acquisitions generally will not be required and, if required, that such approvals will be obtained.

     The construction of new, more efficient production and processing facilities is an integral part of the Company's growth strategy. Any such construction can be expected to require compliance with environmental laws and regulations, including the receipt of permits, that could cause schedule delays, although the Company has not experienced any significant delays in the past.

AGRICULTURAL AND FOOD CONSUMPTION RISKS

     The Company's egg production activities are subject to risks to which the agriculture industry, in general, is exposed. These include, among others, risks associated with weather conditions and disease factors that could have a material adverse effect on the Company's operations. These risks are not within the Company's control and could have a material adverse effect on its operations. With respect to its products, the Company carries product liability insurance in an amount deemed adequate. Also, the marketability of the Company's shell eggs and egg products is subject to risks such as possible changes in food consumption opinions and practices reflecting perceived health concerns.

PER CAPITA CONSUMPTION OF SHELL EGGS

     The annual per capita consumption of shell eggs in the United States since 1990 has ranged from 234 to 239 eggs per year, averaging 236 per year. While the Company believes that increased fast food restaurant consumption, reduced egg cholesterol levels and industry advertising campaigns may result in a continuation of, or possible increases in, current per capita egg consumption levels, no assurance can be given that per capita egg consumption will not decline in the future. Continuing consumer concerns with cholesterol levels may adversely affect the Company's future revenues.

REGULATORY MATTERS

     The Company is subject to federal and state regulations relating to grading, quality control, labeling, sanitary control and waste disposal. As a fully-integrated egg producer, the Company's shell egg facilities are subject to United States Department of Agriculture ("USDA") and Food and Drug Administration ("FDA") regulation. The Company's shell egg facilities are subject to periodic USDA inspections, and its egg products plant is subject to continuous on-site USDA inspection. The Company's operations and facilities are subject to federal and state environmental laws and regulations, and the Company has all required environmental permits.

COMPETITION

     The production and sale of fresh shell eggs, which have accounted for approximately 90% or more of the Company's net sales in recent years, is intensely competitive. Although the Company currently is the largest producer of shell eggs in the United States, it is not in a controlling market position in any area where its eggs are sold. The Company competes with approximately 50 other manufacturers of egg products.

DEPENDENCE UPON KEY PERSONNEL

     The Company's success depends to a large extent upon the performance of Fred R. Adams, Jr., the Company's Chairman and Chief Executive Officer. The loss of Mr. Adams's services could have a material adverse effect on the Company. The Company has not entered into any employment or non-compete agreements with Mr. Adams, who is the principal shareholder of the Company, and does not maintain keyman insurance on his life.

TAX LIABILITY FROM LOSS OF FAMILY FARMING CORPORATION TAX STATUS

     The Company has $3.2 million of deferred tax liability due to a subsidiary's change from a cash basis to an accrual basis taxpayer on May 29, 1988. The Taxpayer Relief Act of 1997 ("1997 Tax Act") provides that this liability will be payable over the next 20 years or the first fiscal year in which the Company fails to qualify as a "family farming corporation" within the meaning of Section 447 of the Internal Revenue Code. The Company will lose such tax status if the members of a single family fail to own at least 50% of the voting power of all voting stock and at least 50% of all other classes of stock. The ownership of the Company's stock by Fred R. Adams, Jr. and other members of his family presently qualify the corporation as a "family farming corporation." No assurance can be given that the Company will continue to qualify for such status. If "family farming corporation" status is lost, payment of the $3.2 million deferred tax liability, or the remainder thereof, would reduce the Company's cash but would not impact the Company's statement of operations or reduce stockholders' equity, as these taxes have been accrued and are reflected on the Company's balance sheet. Prior law "family farming corporation" rules related to the level of revenues from farming were repealed by the 1997 Tax Act. The Company's cash and cash equivalents amounted to $16.9 million at August 30, 1997, and its current assets at that date amounted to $75.6 million.

SEASONALITY

     Retail sales of shell eggs are greatest during the fall and winter months and lowest during the summer months. Prices for shell eggs fluctuate in response to seasonal factors and a natural increase in egg production during the spring and early summer. Egg prices tend to increase with the start of the school year and are highest prior to holiday periods. Consequently, the Company generally experiences lower sales and net income in its first and fourth fiscal quarters ending in August and May, respectively. To offset the effects of seasonal factors the Company may break more eggs for egg products during the spring and early summer months, decrease the size of its flocks, take hens out of production to molt or reduce the number of shell eggs purchased from other producers.

RESTRICTIONS ON DIVIDENDS

     The Company's line of credit and long-term loan agreements contain financial covenants and restrictions that limit its ability to pay dividends on its Capital Stock. The Company is required to maintain minimum levels of working capital and net worth to limit capital expenditures, leasing transactions and additional long-term borrowings, and to maintain various current and cash-flow coverage ratios, among other restrictions.

     The Company currently expects to retain a substantial part of any net earnings for use in the financing of the Company's growth and other corporate purposes. However, subject to compliance with its loan covenants, the Company will consider the payment of cash dividends in the future depending upon the results of its operations, its financial condition and capital needs for acquisitions and new facilities construction, as well as other economic factors.

CONTROL BY CURRENT PRINCIPAL STOCKHOLDER; CERTAIN PROVISIONS OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

     Fred R. Adams, Jr., Chairman of the Board and Chief Executive Officer of the Company, and members of his family, own 42.5% of the outstanding shares of Common Stock, which has one vote per share, and Mr. Adams owns 100% of the outstanding shares of Class A Common Stock, which has 10 votes per share. As a result, Mr. Adams possesses 70.6%, and together with his family possesses 70.9%, of the total voting power represented by the outstanding shares of

Common Stock and Class A Common Stock. The Adams family intends to retain ownership of a sufficient amount of Common Stock and Class A Common Stock to assure its continued ownership of over 50% of the combined voting power of the outstanding shares of Capital Stock in order to preserve the Company's status as a "family farming corporation" for federal income tax purposes. Such ownership may make an unsolicited acquisition of the Company more difficult and discourage certain types of transactions involving change of control of the Company, including transactions in which the holders of Common Stock might otherwise receive a premium for their shares over then current market prices. In addition, certain provisions of the Company's Amended and Restated Certificate of Incorporation require that the Class A Common Stock be issued only to Fred R. Adams, Jr., and members of his immediate family, and that if shares of the Class A Common Stock, by operation of law or otherwise, are deemed not to be owned by Mr. Adams or a member of his immediate family, the voting power of any such shares shall be automatically reduced to one vote per share. The Adams family controlling Capital Stock ownership position may adversely affect the market price of the Common Stock.

                                  THE COMPANY

     The Company was incorporated in Delaware in 1969. Its primary business is the production, cleaning, grading, and packaging of fresh shell eggs for sale to shell egg retailers. The Company is also engaged in the manufacturing and sale of egg products. Shell egg sales accounted for approximately 92% and egg products sales for approximately 6% of the Company's net sales in the fiscal year ended May 31, 1997. Currently, the Company is the largest producer and distributor of fresh shell eggs in the United States and during fiscal 1997, had sales of approximately 379 million dozen shell eggs. This volume represents approximately 7.5% of all shell eggs sold in the United States. The Company markets the majority of its eggs and egg products in 26 states, primarily in the southwestern, southeastern, midwestern and mid-atlantic regions of the United States.

     During the past nine years, the Company has pursued an aggressive growth strategy, including the acquisition of existing shell egg production and processing facilities, as well as the construction of new and more efficient facilities.

     On December 11, 1996, the Company sold 1,400,000 shares of its Common Stock, $0.01 par value ("Common Stock"), at a price of $7.00 per share in an underwritten public offering. On December 30, 1996 and January 9, 1997, the Company sold 330,000 additional shares of Common Stock, at $7.00 per share, upon the exercise, in full, by the underwriters of an overallotment option. The $10.6 million net proceeds of the offering to the Company were added to working capital and will be used for acquisitions and general corporate purposes.

     The Company's principal executive offices are located at 3320 Woodrow Wilson Avenue, Jackson, Mississippi 39209, and its telephone number is 601-948-6813. Except as otherwise indicated by the context, references herein to the "Company" or "Cal-Maine" include all subsidiaries of the Company.

GROWTH STRATEGY AND ACQUISITION

     The Company has pursued an aggressive growth strategy, including the acquisition of existing shell egg production and processing facilities, as well as the construction of new and more efficient facilities. Since the beginning of fiscal 1989, the Company has consummated seven acquisitions, adding an aggregate of 15.0 million layers to its capacity, and built four new "in-line" shell egg production and processing facilities and one pullet growing facility, adding 4.0 million layers and 950,000 pullets to its capacity. Each of the new shell egg production facilities generally provides for the processing of approximately 300 cases of shell eggs per hour. These increases in capacity have been accompanied by the retirement of older and less efficient facilities and a reduction in eggs produced by contract producers. The new "in-line" facilities result in the gathering, cleaning, grading and packaging of shell eggs by less labor-intensive, more efficient, mechanical means.

     As a result of the Company's growth strategy, the Company's total flock, including pullets, layers and breeders, has increased from approximately 6.8 million at May 28, 1988 to an average of approximately 17.7 million for each of the past five fiscal years. Also, there has been a three-fold increase in the number of dozens of shell eggs sold, from approximately 117 million in the fiscal year ended May 28, 1988 to an average of approximately 394 million for the past five fiscal years. Net sales amounted to $292.5 million in fiscal 1997, approximately four times net sales of $69.9 million in fiscal 1988.


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

                             SELLING STOCKHOLDERS

     The following table sets forth information regarding the ownership of the Company's outstanding Common Stock as of the date of this Prospectus, and as adjusted to give effect to the exercise of all of the Company's outstanding Warrants, by each of the Selling Stockholders. The ownership information is shown before the offering and after the offering, and assumes all shares offered hereby are sold.


                                 Shares Owned                                           Shares Owned
                             Before This Offering                                  After This Offering(2)
                             --------------------                                  ----------------------

                                             Percent             Shares                           Percent
                                             of Class            Offered                          Of Class
 Name                        Number         Outstanding        Hereunder(1)         Number       Outstanding
 ----                        ------         -----------        ------------         ------       -----------
Paulson Investment          190,539             1.6%              190,300            239              *
Company, Inc.

Chester L. F.                19,800               *                19,800
Paulson(3)

M. Lorraine                  9,900                *                 9,900
Maxfield (3)                -------                               -------            ---
               Total        220,239                               220,000            239

     *     Less than 1%.

     (1)   All of such shares are issuable upon the exercise of Warrants.

     (2) The shares owned after this offering set forth in the above table assume that the Selling Stockholders sell all of the shares of Common Stock proposed to be sold by them under this Prospectus. The Selling Stockholders may offer all or some of their shares of Common Stock pursuant to the offering. Because there are no agreements, arrangements or understandings with respect to the amount and timing of their offers and sales, the Company cannot estimate the number of shares that will be beneficially owned by them after this offering. See "Plan of Distribution."

     (3) Mr. Paulson and Ms. Maxfield are officers of Paulson, and Mr. Paulson is a major stockholder of Paulson's parent company.

     The Company and the Selling Stockholders (as holders of Warrants selling shares of Common Stock under this Prospectus) have agreed to indemnify each other against certain liabilities arising under the Securities Act. The Company has agreed to pay all expenses relating to this offering, except for brokerage commissions incurred by the Selling Stockholders in connection with their sales.

                             PLAN OF DISTRIBUTION

GENERAL

     The shares offered hereby may be offered and sold from time to time as market conditions permit on the NASDAQ National Market, or otherwise, at prices and terms then prevailing, at prices related to the then-current market price, or in negotiated transactions. The shares may be sold by one or more of the following methods, without limitation: (a) a block trade in which a broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate a transaction;
(b) purchases by a broker or a dealer as principal and resale by such broker or dealer for its account and transactions in which the broker solicits purchasers; and (d) face-to-face transactions between sellers and purchasers without a broker or dealer.

     In effecting sales transactions as described above, brokers or dealers engaged by the Selling Stockholders may arrange for other brokers or dealers to participate and may receive commissions or discounts from the Selling Stockholders in amounts negotiated in connection with such sales. The Selling Stockholders and any broker, dealer or other agent executing sell orders on behalf of the Selling Stockholders may be deemed to be "underwriters" within the meaning of the Securities Act, in which event commissions received by any such broker, dealer or agent may be deemed to be underwriting commissions under the Securities Act. The Selling Stockholders have agreed to indemnify the Company against liabilities arising from material misstatements or omissions in statements provided by them to the Company for use in this Prospectus.

     Neither the Company nor any Selling Stockholder has entered into any agreement, arrangement or understanding with any underwriter, broker or dealer or any other person relating to the sale of the shares by any such Selling Stockholder.

     There can be no assurance that any of the Selling Stockholders will sell any or all of the shares of Common Stock offered by them hereunder.

UNDERWRITING TRANSACTION - WARRANT AGREEMENT

     The Company issued the Warrants to purchase up to 220,000 shares of Common Stock to Paulson, as Representative, as part of its compensation in connection with Cal-Maine's underwritten public offering of December 1996. The Company sold 1,730,000 shares, and the Company's principal stockholder sold

800,000 shares, of Common Stock in the underwriting. The offering price to the public was $7.00 per share, including an underwriting discount of $0.518. The Company also paid various expenses of the offering. Paulson purchased for its own account and resale, 1,580,000 of the shares included in the underwriting.

     The Warrants are exercisable for a period of four years beginning December 11, 1997 at a price of $8.40 per share and are nontransferable except
(i) to any of the Underwriters or to individuals who are either an officer or a partner of an Underwriter or (ii) by will or the laws of descent and distribution. The holders of the Warrants have, in that capacity, no voting, dividend or other shareholder rights.

     The Company has agreed to maintain an effective registration statement with respect to the shares of Common Stock underlying the Warrants to permit the resale of the shares at all times during the period in which the Warrants are exercisable. Under the terms of the Warrant Agreement, substantially all of the expenses of the offering will be paid by the Company. In addition, the Company and the Selling Stockholders are obligated to indemnify each other against certain liabilities, including liabilities arising under the Securities Act.

                                 LEGAL MATTERS

     The validity of the shares of Common Stock offered hereby have been passed upon for the Company by Young, Williams, Henderson & Fuselier, P.A., Jackson, Mississippi. Freedman, Levy Kroll & Simonds, Washington, D.C., have acted as special counsel to the Company with respect to legal matters under the federal securities laws.

                                    EXPERTS

     The consolidated financial statements of the Company appearing in the Company's Annual Report (Form 10-K) for the year ended May 31, 1997, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

No dealer,  salesperson  or other  person has
been authorized to give any information or to
make any representation not contained in this
Prospectus   and,  if  given  or  made,  such
information  or  representation  must  not be        CAL-MAINE FOODS, INC.
relied upon as having been  authorized by the
Company  or  any  Selling  Stockholder.  This
Prospectus  does not  constitute  an offer to
sell or a solicitation of an offer to buy any            220,000 SHARES
of  the  securities  offered  hereby  in  any
jurisdiction  to any  person  to  whom  it is
unlawful   to  make   such   offer   in  such
jurisdiction.  Neither  the  delivery of this             COMMON STOCK
Prospectus nor any sale made hereunder shall,
under   any    circumstances,    create   any
implication  that the  information  contained
herein is correct  as of any time  subsequent      (PAR VALUE $0.01 PER SHARE)
to the date hereof, or that there has been no change in the affairs of the Company since such date.

                                                        --------------------


               TABLE OF CONTENTS                             PROSPECTUS


Available Information.....................  2           --------------------
Documents Incorporated by Reference.......  2
Risk Factors..............................  3
The Company...............................  7
Selling Stockholders...................... 11            DECEMBER __, 1997
Plan of Distribution...................... 15
Legal matters............................. 15
Experts................................... 16

                                    PART II


                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the estimated fees and expenses, other than brokerage commissions, in connection with the distribution covered by this Post-Effective Amendment.


     SEC Registration Fee...........................   $   681.82
     Accounting Fees and Expenses...................     4,000.00
     Legal Fees and Expenses........................     8,500.00
     Printing.......................................     1,000.00
     Miscellaneous..................................       218.18
                                                       -----------
   Total                                               $14,000.00


     Of the above expenses, the Registrant has previously paid the SEC registration fee in connection with the filing of the Registration Statement (on Form S-1) on October 25,1996, and Registrant will bear all of the other expenses included in the table.


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The information set forth under Item 14 of Part II of this Registration Statement No. 333- 14809 (on Form S-1), as filed on October 25, 1996, is incorporated herein by reference.

ITEM 16.  EXHIBITS

           Exhibit No.                                Document
           -----------                                --------
               5                            Opinion   of   Young,    Williams,
                                            Henderson & Fuselier, P.A.

              23.1                          Consent   of   Young,    Williams,
                                            Henderson   &    Fuselier,    P.A.
                                            (Included in Exhibit 5.)

              23.2                          Consent of Ernst & Young LLP.


ITEM 17.  UNDERTAKINGS

     The  undertakings  set forth in  paragraphs  (a) and (b) under Item 17 of
Part II of this Registration Statement No. 333-14809 (on Form S-1), as filed on October 25, 1996, are incorporated herein by reference; except that the undertakings in subparagraphs (1)(i) and (1)(ii) of paragraph (a) of (Form S-1) Item 17 shall not apply, in view of the filing of this Post-Effective Amendment on Form S-3, to the extent that the information required by those subparagraphs is contained in periodic reports filed with the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     The undersigned Registrant hereby further undertakes that for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in Jackson, Mississippi on this 13th day of November 1997.

                                            CAL-MAINE FOODS, INC.

                                            /s/BOBBY J. RAINES
                                            ------------------
                                            Bobby J. Raines
                                            Vice President, Treasurer
                                            and Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

           Signature                     Title                                  Date
           ---------                     -----                                  ----

      -------------------*         Chairman of the Board and
       FRED R. ADAMS, JR.          Chief Executive Officer
                                   (Principal Executive Officer)


      /s/ BOBBY J. RAINES          Vice President, Chief                   November 13, 1997
      -------------------          Financial Officer, Treasurer,
        Bobby J. Raines            Secretary  and Director
                                   (Principal Financial Officer)


                                      26


     /s/CHARLES F. COLLINS         Vice President, Controller and          November 13, 1997
     ----------------------        Director
       Charles F. Collins          (Principal Accounting Officer)


      -------------------*         Director
       Richard K. Looper


      -------------------*         Director
       Adolphus B. Baker


      -------------------*         Director
         Jack B. Self


      -------------------*         Director
          Joe M. Wyatt


      -------------------*         Director
            W.D. Cox


      -------------------*         Director
       R. Faser Triplett


     *By:/s/ B. J. RAINES
     --------------------
         B. J. Raines
       Attorney-in-Fact
      November 13, 1997


     (The power of attorney, dated October 21, 1996, was included in the signature page (page II-4) contained in the Registration Statement on Form S-1 as filed on October 25, 1996.)


                                      27